UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

Plug Power Inc.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110
(Address of Principal Executive Offices)        (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On May 13, 2020, Plug Power Inc., a Delaware corporation (the “Company”), agreed to sell to the several initial purchasers (the “Initial Purchasers”), and the Initial Purchasers agreed to purchase from the Company, $200.0 million aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2025 (the “initial notes”), pursuant to a purchase agreement (the “Purchase Agreement”) between the Company and the Initial Purchasers. The Company also granted the Initial Purchasers an option to purchase from the Company up to an additional $30.0 million aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2025 (the “additional notes” and, together with the initial notes, the “notes”) pursuant to the Purchase Agreement for a period of 13 days from, and including, the date the initial notes are issued. The issuance of the initial notes was consummated on May 18, 2020 (the “Closing Date”).

The net proceeds the Company received from the offering of the notes was approximately $193.4 million, after deducting the Initial Purchasers’ discounts and commissions and offering expenses payable by the Company. On the Closing Date, the Company used $15.3 million of the net proceeds from the offering of the initial notes to pay the cost of the Base Capped Call Transactions (as defined below) and approximately $90.9 million of the net proceeds from the offering of the initial notes to finance the cash portion of the consideration it delivered in connection with the Notes Repurchase Transactions (as defined below). The Company intends to use the remaining net proceeds from the offering to fund eligible green projects designed to contribute to selected Sustainable Development Goals as defined by the United Nations and for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions. If the Initial Purchasers exercise their option to purchase additional notes, the Company expects to use a portion of the net proceeds from the sale of the additional notes to enter into Additional Capped Call Transactions (as defined below).

The initial notes were, and any additional notes will be, issued pursuant to an indenture, dated as of the Closing Date (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

The notes bear interest at a rate of 3.75% per annum on the principal amount thereof, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020, to the holders of record of the notes as of the close of business on the immediately preceding May 15 and November 15, respectively. The notes will mature on June 1, 2025, unless earlier converted, redeemed or repurchased in accordance with their terms.

The notes are the senior, unsecured obligations of the Company and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to any of the Company’s existing and future liabilities that are not so subordinated, including the Company’s 5.50% Convertible Senior Notes due 2023 (the “2023 notes”), effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all indebtedness and other liabilities, including trade payables, of its current or future subsidiaries.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding December 1, 2024 in the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price per share of the Company’s common stock, par value $0.01 per share (“common stock”), exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•	during the five business days after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock and the conversion rate for the notes on each such trading day;

•	if the Company calls any or all of the notes for redemption, any such notes that have been called for redemption may be converted at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; and

•	upon the occurrence of specified corporate events, as provided in the Indenture.

On or after December 1, 2024, to the close of business on the second scheduled trading day immediately before the maturity date, holders may convert all or any portion of their notes at the applicable conversion rate at any time at the option of the holder regardless of the foregoing conditions.

The initial conversion rate for the notes will be 198.6196 shares of the Company’s common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $5.03 per share of the Company’s common stock, and is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay or deliver, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election.

In addition, following certain corporate events or following issuance of a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called for redemption during the related redemption period in certain circumstances.

The notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after June 5, 2023 and before the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the three trading days immediately preceding the date the Company sends the related redemption notice, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company sends such redemption notice. No sinking fund is provided for the notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), holders may require the Company to repurchase their notes for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default. The events of default, as set forth in the Indenture, include (i) default by the Company in the payment when due (whether at maturity, upon optional redemption or any required repurchase, upon declaration of acceleration or otherwise) of the principal of any notes, (ii) default by the Company for 30 consecutive days in the payment when due of interest on any note, (iii) failure by the Company to comply with its obligations to convert the notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for five business days, (iv) failure by the Company to give (x) a fundamental change notice, (y) a notice of certain distributions as provided in the Indenture or (z) a notice of certain corporate events as provided in the Indenture, in each case, when required by the Indenture and, in the case of clause (z), if such failure is not cured within three business days after its occurrence, (v) failure by the Company to comply with its obligations under the Indenture in respect of certain consolidation, merger and asset sale transactions, (vi) failure by the Company for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received by the Company and the Trustee to comply with any of its other agreements under the Indenture or the notes, (vii) default by the Company or any of its “significant subsidiaries” (as defined in the Indenture) with respect to indebtedness for borrowed money of at least $25.0 million (x) resulting in such indebtedness becoming or being declared due and payable or (y) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity or otherwise, in each case, subject to cure period and notice requirements specified in the Indenture, (viii) final judgment or judgments for the payment of $25.0 million or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its significant subsidiaries and (viii) certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries.

If an event of default involving certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any action or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the holders of the notes to receive special interest on the notes for up to 360 days.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the notes, the Company fails to timely file certain documents or reports required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the notes are not otherwise freely tradable by holders of the notes other than the Company’s affiliates, additional interest will accrue on the notes during the period in which the Company’s failure to file has occurred and is continuing or such notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the notes has not been removed in accordance with the terms of the Indenture and the notes, the notes are assigned a restricted CUSIP number or the notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the notes) as of the 375th day after the last date of original issuance of the notes, the Company will pay additional interest on the notes during the period in which the notes remain so restricted.

The initial notes were, and any additional notes will be, offered and sold in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the notes and any shares of the Company’s common stock issuable upon conversion thereof have not been and will not be registered under the Securities Act or any applicable state securities laws, and the notes and any such shares may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

A copy of the Indenture and form of 3.75% Convertible Senior Note due 2025 are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

In connection with the pricing of the initial notes on May 13, 2020, the Company entered into privately negotiated capped call transactions (together, the “Base Capped Call Transactions”) with Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association (together, the “Option Counterparties”). The Base Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that underlie the initial notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of initial notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted initial notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Base Capped Call Transactions. The cap price of the Base Capped Call Transactions is initially $6.7560, which represents a premium of approximately 60% over the last reported sale price of the Company’s common stock on May 13, 2020. The cost of the Base Capped Call Transactions was approximately $15.3 million. If the Initial Purchasers exercise their option to purchase additional notes, the Company expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the Option Counterparties (together, the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”).

The Base Capped Call Transactions are, and any Additional Capped Call Transactions will be, separate transactions, in each case entered into between the Company and the respective Option Counterparty, and are not part of the terms of the notes and will not affect any holder’s rights under the notes. Holders of the notes will not have any rights with respect to the Capped Call Transactions.

The Base Capped Call Transactions were, and any Additional Capped Call Transactions will be, entered into by the Company with the Option Counterparties in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Copies of the base call option confirmations with each of the Option Counterparties are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Amendment to the Forward Stock Purchase Transaction

In connection with the issuance of the notes, the Company amended and extended the maturity of the prepaid forward stock purchase transaction that it previously entered into with Morgan Stanley & Co. LLC in connection with the issuance of the 2023 notes (the “Prepaid Forward Extension”). The Prepaid Forward Extension is intended to facilitate privately negotiated transactions by which investors in the notes will be able to hedge their investment. The aggregate number of shares of the Company’s common stock underlying the Prepaid Forward Extension is 14,397,906. The expiration date for the Prepaid Forward Extension is June 1, 2025. Upon settlement of the prepaid forward stock purchase transaction, as amended, at expiration or upon any early settlement, Morgan Stanley & Co. LLC will deliver to the Company the number of shares of the Company’s common stock underlying the Prepaid Forward Extension or the portion thereof being settled early.

A copy of the amendment to the forward stock purchase transaction is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Prepaid Forward Extension does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Contemporaneous Notes Repurchase Transactions and Anticipated Unwind of Existing Capped Call Transactions

On May 13, 2020, the Company entered into separate and individually negotiated transactions with certain holders of its 2023 notes to repurchase approximately $66.3 million in aggregate principal amount of the 2023 notes for approximately $90.9 million in cash, representing a premium to the principal amount exchanged and accrued and unpaid interest thereon, and approximately 9.4 million shares of its common stock, representing the conversion value in excess thereof (collectively, the “Notes Repurchase Transactions”). As a result of the Notes Repurchase Transactions, approximately $33.7 million aggregate principal amount of the 2023 notes are outstanding.

In connection with the issuance of the 2023 notes, the Company entered into capped call transactions (the “existing capped call transactions”) with certain financial institutions (the “existing option counterparties”). The Company intends to enter into agreements with the existing option counterparties to terminate a portion of the existing capped call transactions in a notional amount corresponding to the principal amount of such 2023 notes exchanged. The Company intends to use proceeds that it receives from any such terminations for working capital and other general corporate purposes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The initial notes were, and any additional notes will be, issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The initial notes were, and any additional notes will be, resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers” in accordance with Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

The Base Capped Call Transactions were, and any Additional Capped Call Transactions will be, entered into by the Company with the Option Counterparties in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Option Counterparties.

The shares of common stock issued to holders of the 2023 notes that participated in the Notes Repurchase Transactions were issued in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the holders of the 2023 notes.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the entry by the Company into anticipated unwind of the agreements with existing option counterparties to terminate a portion of the existing capped call transactions as well as the use of proceeds from the offering and the existing capped call transactions. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that the Company expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company disclaims any obligation to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of May 18, 2020, between Plug Power Inc. and Wilmington Trust, National Association.

4.2	Form of 3.75% Convertible Senior Notes due June 1, 2025 (included as Exhibit A to Exhibit 4.1).

10.1	Base Call Option Confirmation, dated as of May 13, 2020, between Plug Power Inc. and Morgan Stanley & Co. LLC.

10.2	Base Call Option Confirmation, dated as of May 13, 2020, between Plug Power Inc. and Wells Fargo Bank, National Association.

10.3	Amendment to Forward Stock Purchase Transaction, dated as of May 13, 2020, between Plug Power Inc. and Morgan Stanley & Co. LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: May 19, 2020	By:	/s/ Paul Middleton
Paul Middleton
Chief Financial Officer